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                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" and to the use of our reports dated February 7, 1997, with respect to the financial statements of Security Benefit Life Insurance Company and the financial statements of Parkstone Variable Annuity Account included in the Registration Statement on Form N-4 and the related Statement of Additional Information accompanying the Prospectus of Parkstone Variable Annuity.

                                                             Ernst & Young LLP

                                                             Ernst & Young LLP

Kansas City, Missouri
April 24, 1997